NEWS
FOR IMMEDIATE RELEASE

Tech Data Reports Third Quarter Fiscal Year 2020 Results

CLEARWATER, Fla., (November 26, 2019) -- Tech Data (NASDAQ: TECD) (the “Company”) today announced its financial results for the third quarter ended October 31, 2019.

* Third quarter ended October 31, 2018 includes a $25 million benefit ($18 million net of tax; $0.47 cents per diluted share) from the collection of an accounts receivable balance previously considered uncollectible.

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.

Regional Financial Highlights:
* Third quarter ended October 31, 2018 includes a $25 million benefit from the collection of an accounts receivable balance previously considered uncollectible.

Note: WW = worldwide
Stock-based compensation expense was $7.3 million, a decrease of $0.8 million, compared to the prior-year quarter. These expenses are excluded from the regional operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

•Worldwide net sales were $9.1 billion, a decrease of 2 percent compared to the prior-year quarter. On a constant currency basis, net sales were flat.

o Americas: Net sales were $4.2 billion, an increase of 2 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 2 percent.

o Europe: Net sales were $4.6 billion, a decrease of 6 percent compared to the prior-year quarter. On a constant currency basis, net sales decreased 2 percent.

o Asia Pacific: Net sales were $0.3 billion, an increase of 4 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 4 percent.

o Three vendors represented 10 percent or more of worldwide net sales: Apple Inc. 17%; Cisco Systems 11%; and HP Inc. 10%.

•Net cash generated by operations during the quarter was $310 million. The cash conversion cycle improved by one day to 17 days, compared to the year-ago period.

•At October 31, 2019, the company had approximately $1.6 billion of goodwill and acquired intangibles.

•Return on invested capital for the trailing twelve months was 12 percent, compared to 8 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 15 percent, compared to 12 percent in the year-ago period.

•In the quarter, the company repurchased 518,433 shares for $49 million at an average purchase price of $95.09 per share. In connection with the subsequent events described below, the company has suspended its share repurchase program.

“We delivered solid third quarter results while continuing to execute on our strategy and portfolio optimization actions,” said Rich Hume, chief executive officer. “In Q3, we also announced our intention to acquire DLT Solutions, a premier software and cloud solutions aggregator focused on the U.S. public sector. This acquisition reflects our strategy of delivering higher value – strengthening our end-to-end portfolio and accelerating our capabilities in next-generation technologies.”

Subsequent Events
On November 13, 2019, Tech Data announced it had entered into a definitive agreement (the “Merger Agreement”) to be acquired by Tiger Midco, LLC, an affiliate of funds managed by affiliates of Apollo Global Management, Inc. (NYSE: APO), a leading global alternative investment manager (“Apollo”). The Merger Agreement provides that Tiger Midco, LLC will acquire all of the outstanding shares of Tech Data common stock for $130 per share in cash. Tech Data filed a Current Report on Form 8-K on November 13, 2019 providing further information with respect to the Merger Agreement. As previously announced, due to the pending acquisition by affiliates of the Apollo Funds, Tech Data does not plan to host an earnings conference call nor provide forward-looking guidance.
Non-GAAP Financial Information
The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and related interest expense, gain on disposal of subsidiary, tax indemnifications, changes in deferred tax valuation allowances and the impact of U.S. tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 88 on the Fortune 500® and has been named one of Fortune’s World’s Most Admired Companies for 10 straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, Facebook and Instagram.

Investor Contact
Tania Almond
Investor Relations Director
+1 727.538.7064
tania.almond@techdata.com

Media Contact
Bobby Eagle
Director, External Communications
+1 727.538.5864
bobby.eagle@techdata.com

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

Three months ended October 31,		Nine months ended October 31,	
	2019	2018	2019	2018
Net sales	$ 9,118,944	$ 9,340,029	$ 26,617,612	$ 26,774,449
Cost of products sold	8,558,557	8,783,425	24,986,196	25,167,698
Gross profit	560,387	556,604	1,631,416	1,606,751
Operating expenses:				
Selling, general and administrative expenses	415,242	396,675	1,252,752	1,234,355
Acquisition, integration, and restructuring expenses	4,647	20,277	16,077	66,799
Legal settlements and other, net	—	(7,207)	(282)	(15,406)
Gain on disposal of subsidiary	(1,390)	(29)	(1,390)	(6,746)
	418,499	409,716	1,267,157	1,279,002
Operating income	141,888	146,888	364,259	327,749
Interest expense	21,033	25,405	68,276	79,380
Other expense, net	4,348	4,961	6,551	7,779
Income before income taxes	116,507	116,522	289,432	240,590
Provision for income taxes	25,737	2,306	64,012	16,809
Net income	$ 90,770	$ 114,216	$ 225,420	$ 223,781
Earnings per share:				
Basic	$ 2.54	$ 2.98	$ 6.19	$ 5.83
Diluted	$ 2.52	$ 2.96	$ 6.15	$ 5.80
Weighted average common shares outstanding:				
Basic	35,720	38,358	36,395	38,357
Diluted	35,968	38,526	36,630	38,559

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Nine months ended October 31, 2019				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 12,308,249**	**$ 13,371,397**	**$ 937,966**		**$ 26,617,612**
Operating income (GAAP) [1]	$ 244,138	$ 140,605	$ 3,223	$ (23,707)	$ 364,259
Acquisition, integration and restructuring expenses	7,803	7,228	1,046	-	16,077
Legal settlements and other, net	(282)	-	-		(282)
Acquisition-related intangible assets amortization expense	40,318	18,857	3,930		63,105
Gain on disposal of subsidiary	-	(1,390)	-		(1,390)
Tax indemnifications	-	-	647		647
Total non-GAAP operating income adjustments	$ 47,839	$ 24,695	$ 5,623	$ -	$ 78,157
Operating income (non-GAAP)	**$ 291,977**	**$ 165,300**	**$ 8,846**	**$ (23,707)**	**$ 442,416**
Operating margin (GAAP)	**1.98%**	**1.05%**	**0.34%**		**1.37%**
Operating margin (non-GAAP)	**2.37%**	**1.24%**	**0.94%**		**1.66%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

	Nine months ended October 31, 2018				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 11,799,389**	**$ 14,130,985**	**$ 844,075**		**$ 26,774,449**
Operating income (GAAP) [1]	$ 261,671	$ 86,292	$ 3,480	$ (23,694)	$ 327,749
Acquisition, integration and restructuring expenses	19,061	44,462	1,030	2,246	66,799
Legal settlements and other, net	(15,406)	-	-		(15,406)
Acquisition-related intangible assets amortization expense	40,782	23,696	4,064		68,542
Gain on disposal of subsidiary	-	(6,746)	-		(6,746)
Tax indemnifications	-	6,451	(356)		6,095
Total non-GAAP operating income adjustments	$ 44,437	$ 67,863	$ 4,738	$ 2,246	$ 119,284
Operating income (non-GAAP)	**$ 306,108**	**$ 154,155**	**$ 8,218**	**$ (21,448)**	**$ 447,033**
Operating margin (GAAP)	**2.22%**	**0.61%**	**0.41%**		**1.22%**
Operating margin (non-GAAP)	**2.59%**	**1.09%**	**0.97%**		**1.67%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Selling, general and administrative expenses ("SG&A")	Three months ended October 31,	
	2019	2018
Net Sales	$ 9,118,944	$ 9,340,029
SG&A Expenses (GAAP)	$ 415,242	$ 396,675
Tax indemnifications	(62)	(5,541)
Acquisition-related intangible assets amortization expense	(21,044)	(22,523)
SG&A Expenses (non-GAAP)	$ 394,136	$ 368,611
SG&A Expenses (GAAP) %	4.55%	4.25%
SG&A Expenses (non-GAAP) %	4.32%	3.95%

	Nine months ended October 31,	
	2019	2018
Net Sales	$ 26,617,612	$ 26,774,449
SG&A Expenses (GAAP)	$ 1,252,752	$ 1,234,355
Tax indemnifications	(647)	(6,095)
Acquisition-related intangible assets amortization expense	(63,105)	(68,542)
SG&A Expenses (non-GAAP)	$ 1,189,000	$ 1,159,718
SG&A Expenses (GAAP) %	4.71%	4.61%
SG&A Expenses (non-GAAP) %	4.47%	4.33%

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)